Exhibit 10.8

Equity Pledge Agreement

on

Guangcheng (Shanghai) Information Technology Co., Ltd.

between

Shareholders set out in Annex I

and

Xincheng (Shanghai) Information Technology Co., Ltd.

16 October 2019

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as the “Agreement”) was executed by and among the following parties on 16 October 2019:

1.	Shareholders set out in Annex I (hereinafter referred to as the “Pledgors”)

2	Xincheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Pledgee”)

Registered address: 1F, Building 1, No. 977 Shangfeng Road, Pudong New District, Shanghai

3	Guangcheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 722, 7F, Building A, No. 977 Shangfeng Road, Tang Town, Pudong New District, Shanghai

(In the Agreement, the aforesaid respective parties are individually referred to as a “Party” and collectively as the “Parties.”)

Whereas:

(1)

The Pledgors are registered shareholders of the Company and collectively hold 100% of the equity of the Company (hereinafter referred to as the “equity of the Company”) according to law. Their contributions to the Company’s registered capital and shareholding percentage as at the date of execution of the Agreement are set out in Annex I.

(2)

According to the Exclusive Call Option Agreement (including the agreement and any amendment thereto or restatement thereof, hereinafter referred to as the “Call Option Agreement”) executed by the Parties to the Agreement on the date hereof, the Pledgors shall, where permitted by PRC Law and as required by the Pledgee, transfer all or part of their equity held in the Company to the Pledgee and/or any other entities or individuals designated by it.

(3)

According to the Loan Agreement (including the agreement and any amendment thereto or restatement thereof, hereinafter referred to as the “Loan Agreement”) executed by the Pledgors and the Pledgee on the date hereof, the Pledgee agrees to provide loans to the Pledgors in accordance with the terms and conditions of the Loan Agreement.

(4)

Pursuant to the Shareholders’ Voting Rights Proxy Agreement (including the agreement and any amendment thereto or restatement thereof, hereinafter referred to as the “Voting Rights Proxy Agreement”) executed by the Parties to the Agreement on the date hereof, the Pledgors have irrevocably and fully authorized the person appointed by the Pledgee to exercise on their behalf all of their shareholder’s voting rights in the Company.

(5)

According to the Exclusive Technical Consulting and Service Agreement (including the agreement and any amendment thereto or restatement thereof, hereinafter referred to as the “Consulting and Service Agreement”) executed between the Company and the Pledgee on the date hereof, the Company has exclusively engaged the Pledgee to provide relevant technical support and consultation services for it and agreed to pay corresponding service fees to the Pledgee for such services.

(6)

According to the Intellectual Property License Agreement (including the agreement and any amendment thereto or restatement thereof, hereinafter referred to as the “Intellectual Property License Agreement”) executed between the Company and the Pledgee on the date hereof, the Pledgee has granted the Company (including the Pledgee) an exclusive licence to use the intellectual property rights of the Pledgee, and the Company shall pay the Pledgee the corresponding licensing fees for such license.

(7)

As security for performance of the Contract Obligations (as defined below) and repayment of the Guaranteed Liabilities (as defined below) by the Pledgors and the Company, the Pledgors agree to pledge all of their equity of the Company to the Pledgee and grant the Pledgee the right of payment on first priority.

Therefore, the Parties, upon negotiation, arrive at the following agreement:

Article 1 Definitions

1.1    Save as otherwise interpreted pursuant to the context, the following terms shall have the following meanings in the Agreement:

“Contract Obligations”:	shall mean all contract obligations of the Pledgors and/or the Company under Loan Agreement, Consultation and Service Agreement, Intellectual Property License Agreement, Call Option Agreement and Voting Rights Proxy Agreement and the Agreement (and any amendment thereto or restatement thereof).

“Guaranteed Liabilities”:	shall include all service fees and interest that the Pledgee shall receive under the Transaction Agreements (as defined below) and loan repayment and interest payment by the Pledgors to the Pledgee; all direct and indirect losses of foreseeable profits suffered due to any Event of Default (as defined below) of the Pledgors and/or the Company; all expenses incurred to the Pledgee for forcing the Pledgors and/or the Company to perform their Contract Obligations, as well as general expenses for the exercise of the pledge (including but not limited to attorney fees, arbitration fees, assessment and auction fees for the pledged equity).

“Transaction Agreements”:	shall mean the Loan Agreement, Call Option Agreement, Voting Rights Proxy Agreement, Consulting and Service Agreement and Intellectual Property License Agreement.

“Event of Default”:	shall mean the Pledgors’ and/or the Company’s violation of any Contract Obligations under the Loan Agreement, Call Option Agreement, Voting Rights Proxy Agreement, Consulting and Service Agreement, Intellectual Property License Agreement, and/or the Agreement (and any amendment thereto or restatement thereof).

“Pledged Equity”:	shall mean all of the equity of the Company that is legally owned by the Pledgors at the time when the Agreement takes effect and will be pledged to the Pledgee according to the provisions of the Agreement as security for the performance of Contract Obligations by the Pledgors (see Annex I for the specific pledged equity of the Pledgors), and the increased capital contribution/equity and share dividend as described in Articles 2.6 and 2.7 hereof.

“Pledge”:	shall mean the right entitled to the Pledgee to be repaid in priority with proceeds from discounts, auctions or realization of the equity pledged by the Pledgor to the Pledgee.

“PRC Law”:	shall mean the then-effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan for the purpose of the Agreement).

1.2

The references to any PRC Law herein shall be deemed (1) simultaneously to include the references to the amendments, changes, supplements and re-enactment of such PRC Law, irrespective of whether they take effect before or after the execution of the Agreement, and (2) simultaneously to include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph herein shall refer to the corresponding part of the Agreement.

Article 2 Equity Pledge

2.1

The Pledgors agree to pledge all equity legally owned by them and at their disposal to the Pledgee as security for performance of the Contract Obligations and payment of the Guaranteed Liabilities by the Pledgors according to the Agreement.

2.2

The Pledgors shall, register the equity pledge hereunder with the administration for industry and commerce with jurisdiction over the Company within ten working days after the execution of the Agreement or on other dates agreed by the Parties. The pledge rights hereunder shall be established upon registration of the pledge with the administration for industry and commerce.

2.3

The Company shall, and the Pledgors shall cause the Company to record the Pledge of the Pledged Equity as specified in the Agreement on the share register, and agree to submit the only share register to the Pledgee for safekeeping. In addition, the Company shall not set up any other share register.

2.4

During the valid term of the Agreement, except for the willful misconduct or gross negligence of the Pledgee which has direct causation with the reduction in value of the Pledged Equity, the Pledgee shall not be liable in any way, nor shall the Pledgors have any right to claim in any way or propose any demands on the Pledgee, in respect of the said reduction in value of the Pledged Equity.

2.5	In case of any Event of Default, the Pledgee shall have the right to dispose of the Pledged Equity in the way set out in Article 4 hereof.

2.6	With the prior consent of the Pledgee, the Pledgors may increase their capital contribution to the Company, transfer or accept the transfer of any equity of the Company.

2.7

With the prior consent of the Pledgee, the Pledgors may be able to receive dividends, share profits or receive other profit distributions from the Pledged Equity. The Pledgors agree that during the existence of the Equity Pledge, the Pledgee shall have the right to receive any dividends or share profits from the Pledged Equity. The Company shall pay the partial amount to the bank account designated by the Pledgee.

2.8

The additional equity acquired by the Pledgors under Article 2.6 or 2.7, that is, further capital contribution made by the Pledgors to the registered capital of the Company due to capital increase to the Company, acceptance of equity transfer, or distribution of dividends by the Company or any other reason, shall also be part of the Pledged Equity. The Company shall, and the Pledgors shall cause the Company to record change to the Equity Pledge on the Company’s share register on the date of change to the Pledged Equity (including but not limited to capital increase), and complete the registration of change to the Equity Pledge with the administration for industry and commerce within 15 days after the change.

2.9

To the extent not violating provision of Article 2.4 above, in case of any possibility of obvious reduction in value of the Pledged Equity which is sufficient to jeopardize the Pledgee’s rights, the Pledgee may at any time auction or realize the Pledged Equity on behalf of the Pledgors, and discuss with the Pledgors to use the proceeds from such auction or realization as early repayment of the Guaranteed Liabilities, or may escrow such proceeds with the local notary institution where the Pledgee is domiciled (any resulting fees shall be borne by the Pledgee). In addition, as requested by the Pledgee, the Pledgors should provide other property as security.

Article 3 Release of Pledge

3.1

Upon full and complete performance of all the Contract Obligations and upon the full repayment of all the Guaranteed Liabilities by the Pledgors and the Company, or upon termination or invalidation of the Transaction Agreements, or upon termination of Contract Obligations due to legal reasons, the Pledgee shall, at the request of the Pledgors, release the Equity Pledge under the Agreement, and shall cooperate with the Pledgors to go through the formalities to cancel registration of the Equity Pledge at the administration for industry and commerce. The reasonable fees incurred in connection with such release shall be borne by Pledgee.

Article 4 Disposal of the Pledged Equity

4.1

The Parties hereby agree that, in case of any Event of Default, the Pledgee shall have the right to exercise, upon giving a written notice to the Pledgors, all of the remedial rights and powers enjoyed by it under PRC Law, Transaction Agreements and the terms hereof, including (but not limited to) being repaid in priority with proceeds from auctions or realisation of the Pledged Equity. The Pledgee shall not be liable for any loss resulting from its legal and reasonable exercise of such rights and powers.

4.2

The Pledgee shall have the right to designate in writing its solicitors or other agents to exercise on its behalf any and all rights and powers set out above, to which the Pledgors shall not raise an objection.

4.3

For the reasonable costs incurred to the Pledgee in connection with its exercise of any or all rights and powers set out above, the Pledgee shall have the right to deduct the costs actually incurred from the proceeds acquired from the exercise of the rights and powers.

4.4	The proceeds that the Pledgee acquires from the exercise of its rights and powers shall be used in the following order:

First, to pay any cost incurred in connection with the disposal of the Pledged Equity and the Pledgee’s exercise of its rights and powers (including remuneration paid to its solicitors and agents);

Second, to pay any taxes and levies payable for the disposal of the Pledged Equity; and

Third, to repay the Pledgee for the Guaranteed Liabilities;

In case of any balance after payment of the above amounts, the Pledgee shall return it to the Pledgors or other persons entitled thereto according to the relevant laws and rules or escrow it with the local notary institution where the Pledgee is domiciled (any resulting fees shall be borne by the Pledgee).

4.5

The Pledgee shall have the option to exercise, simultaneously or successively, any of the breach remedies entitled to it. The Pledgee shall not be obliged to exercise any other breach remedies before exercise of the right to the auction or realisation of the Pledged Equity hereunder.

Article 5 Fees and Costs

5.1

All costs actually incurred in connection with the establishment of the Equity Pledge hereunder, including (but not limited to) stamp duties, any other taxes and all legal fees, shall be borne by the Parties respectively as required by law.

Article 6 Continuity and No Waiver

6.1

The Equity Pledge hereunder is a continuous guarantee, with its validity to continue until the full performance of the Contract Obligations, the termination or invalidation of the Transaction Agreements, the termination of Contract Obligations due to legal reasons or the full repayment of the Guaranteed Liabilities (whichever is earlier). Neither exemption or grace period granted by Pledgee to the Pledgors in respect of any breach of contract, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and the Agreement shall affect the rights of the Pledgee under the Agreement, relevant PRC Law and the Transaction Agreements, the rights of the Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and the Agreement by the Pledgors or the rights entitled to the Pledgee due to subsequent breach of the Transaction Agreements and/or the Agreement by the Pledgors.

Article 7 Representations and Warranties of the Pledgors and the Company

7.1	Each of the Pledgors and the Company hereby jointly and severally represent and warrant to the Pledgee as follows:

(1)

If they are limited liability companies, they have independent legal status, are duly authorized to execute, deliver and perform the Agreement and may act as the subject of litigation independently. If they are other organizations, they are duly authorized to execute, deliver and perform the Agreement and may act as the subject of litigation independently.

(2)

All reports, documents and information concerning the Pledgors, the Pledged Equity and all matters as required by the Agreement which are provided by the Pledgors and the Company to the Pledgee before the Agreement comes into effect are true and correct in all material aspects at the time when the Agreement comes into effect.

(3)

All reports, documents and information concerning the Pledgors, the Pledged Equity and all matters as required by the Agreement which are provided by the Pledgors and the Company to the Pledgee after the Agreement comes into effect are true and correct in all material aspects at the time when they are provided.

(4)

At the time when the Agreement comes into effect, the Pledgors are the legal owners of the Pledged Equity, without any existing dispute concerning the ownership of the Pledged Equity. The Pledgors have the right to dispose of the Pledged Equity or any part thereof.

(5)

Except for the security rights on the Pledged Equity hereunder, the rights set under the Transaction Agreements and those disclosed in writing by the Pledgers to the Pledgee, there is no other security rights, third party interest or any other restrictions set on the Pledged Equity. The Pledgors have not transferred or disposed of any Pledged Equity otherwise.

(6)

The Pledged Equity is capable of being pledged or transferred according to the laws, and the Pledgors have the full right and power to pledge the Pledged Equity to the Pledgee according to the Agreement.

(7)	The Agreement constitutes the legal, valid and binding obligations on the Pledgors and the Company when it is duly executed by the Pledgors and the Company.

(8)

Except for the right of first refusal with the same conditions and other rights enjoyed by shareholders of the Company in accordance with the law and the Articles of Association, any consent, permission, waiver or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration (except for registrations required by Article 2.2) or filing formalities (if required by laws) with any government authority to be obtained in respect of the execution and performance hereof and the Equity Pledge hereunder have already been handled or obtained, and will be fully effective during the valid term of the Agreement.

(9)

The execution and performance of the Agreement by the Pledgors and the Company are not in violation of or conflict with any laws in force applicable to them, any agreement to which they are a party or which has binding effect on their assets, any court judgment, any arbitration award, or any decision of administrative authorities.

(10)	The pledge hereunder constitutes the security rights of first order in priority on the Pledged Equity.

(11)	All taxes and fees payable in connection with acquisition of the Pledged Equity have already been paid in full by the Pledgors and/or the Company.

(12)

There is no pending or, to the knowledge of the Pledgors or the Company, threatened litigation, arbitrations, other legal proceedings or demand by any court or any arbitral tribunal against the Pledged Equity, the Pledgors or their property, or the Company or its assets, nor is there any pending or, to the knowledge of the Pledgors or the Company, threatened administrative procedures, other legal proceedings or demand by any government authority or any administrative authority against the Pledged Equity, the Pledgors or their property, or the Company or its assets, which is of material or detrimental effect on the economic status of the Pledgors or the Company or the Pledgors’ capability to perform the obligations hereunder and the Guaranteed Liabilities.

(13)

The Pledgors and the Company hereby warrant to the Pledgee that the above representations and warranties will remain true and correct at the time of execution of the Agreement, and will be fully complied with.

Article 8 Undertakings by the Pledgors and the Company

8.1    Each of the Pledgors and the Company hereby undertake to the Pledgee as follows:

(1) Without prior written consent of the Pledgee, the Pledgors shall not establish or permit to establish any new pledge or any other security rights or third party rights on the Pledged Equity, and any pledge or any other security rights established or third party rights on all or part of the Pledged Equity without prior written consent of the Pledgee shall be invalid.

(2) Except for the transfer of the Pledged Equity to the Pledgee or the individual designated by the Pledgee pursuant to the Exclusive Call Option Agreement (including its amendments, supplements or restatements from time to time) executed by the Pledgors and the Pledgee on the same day as the Agreement, without prior written notice to the Pledgee and having the Pledgee’s prior written consent, the Pledgors shall not transfer or otherwise dispose of all or part of the Pledged Equity, and any attempt or actual transfer or otherwise disposal of the Pledged Equity by the Pledgors shall be null and void. With written consent of the Pledgee, the proceeds from transfer or otherwise disposal of the Pledged Equity by the Pledgors shall be first used to repay to the Pledgee in advance the Guaranteed Liabilities or escrow the same to the third party as agreed with the Pledgee.

(3) In case of any litigation, arbitration or other legal proceedings or demand which may affect detrimentally the interest or the Pledged Equity of the Pledgors or the Pledgee under the Transaction Agreements and hereunder, the Pledgors undertake to notify the Pledgee thereof in writing as soon as possible and promptly and shall take, at the reasonable request of the Pledgee, all necessary measures to ensure the pledge interest of the Pledgee in the Pledged Equity, except for disputes, litigations, arbitrations between the Pledgors and the Pledgee.

(4) The Pledgors and the Company shall not carry on or permit any act or action which may affect detrimentally the interest or the Pledged Equity of the Pledgee under the Transaction Agreements and hereunder. Each of the Pledgors shall waive the right of first refusal when the Pledgee realizes the pledge rights, except for disputes, litigations, arbitrations between the Pledgors and the Pledgee.

(5) The Pledgors and the Company guarantee that they shall, at the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) to ensure the pledge interest of the Pledgee in the Pledged Equity and the legal and contractual exercise and realization of the rights thereof.

(6) In case of transfer of any Pledged Equity caused by the legal and contractual exercise of the right to the pledge hereunder, the Pledgors and the Company guarantee that they will take all necessary measures to realize such transfer.

(7) The Pledgors and the Company shall ensure that the convening procedures and voting methods and contents of the Company’s shareholders’ meeting or Board meeting (if any) held for the purpose of the conclusion of the Agreement and establishment and exercise of the pledge rights are in compliance with laws, administrative rules or the Articles of Association.

(8) Unless with the prior written consent of the Pledgee, the Pledgors shall have no right to transfer any rights and obligations thereof under the Agreement.

(9) Subject to the restrictions in Article 8.1 (2) of the Agreement, the Pledgors and the Company shall guarantee the representations and warranties made by the Pledgors to the Pledgee in Article 7 will remain true and correct at any time and under any circumstance before the Contract Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with;

(10) If the Pledgors fail to perform the representations and warranties made by them to the Pledgee in Article 7.1 (8) and Article 7.1 (9) at any time due to the promulgation or change of any PRC Law, regulations or rules, or changes in the interpretation or application of such laws, regulations or rules, or changes in the relevant registration procedures, the Pledgors agree to perform in accordance with the provisions of Article 9.1 hereof;

(11) The Pledgors agree, upon the occurrence of a breach of contract, to immediately and unconditionally gift any shared profit, bonus, dividend and other distributable profit that they obtain from the Company during the term of the Agreement (after deducting relevant taxes) to the Pledgee or the entity/individual designated by the Pledgee;

(12) In the event of a breach of contract, if the Company is required to be dissolved or liquidated as per compulsory provisions of applicable laws, any interest distributed to the Pledgors (after deducting relevant taxes) according to law upon completion of legal dissolution or liquidation of the Company shall be gifted to the Pledgee or the entity/individual designated by the Pledgee to the extent not in violation of the PRC Law..

Article 9 Change of Circumstances

9.1

As supplement and subject to compliance with other terms of the Transaction Agreements and the Agreement, if at any time the promulgation or change of any PRC Law, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures enables the Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of the Agreement and/or dispose of the Pledged Equity in the way provided herein, the Pledgors shall, at the written direction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take any action and/or execute any agreement or other document, in order to:

(1) keep the Agreement effective;

(2) facilitate the disposal of the Pledged Equity in the way provided herein; and/or

(3) maintain or realize the guarantee established or intentionally established hereunder.

Article 10 Effectiveness and Term of The Agreement

10.1	The Agreement shall become effective upon due execution by all the Parties.

10.2

The Pledgors shall register the Equity Pledge under the Agreement with the administration for industry and commerce with jurisdiction over the Company, and provide the Pledgee with the registration certificate of the Equity Pledge in a form satisfactory to the Pledgee. The Pledgee shall give full cooperation.

10.3

The Agreement shall have its valid term until the full performance of the Contract Obligations, the termination or invalidation of the Transaction Agreements, the termination of Contract Obligations due to legal reasons or the full repayment of the Guaranteed Liabilities (whichever is earlier ), unless the Parties agree otherwise.

Article 11 Notice

11.1	Any notice, request, demand and other correspondences required by the Agreement or made in accordance with the Agreement shall be delivered in writing to the relevant Party.

11.2

Any notice hereunder shall be sent to the following addresses (unless changes are notified in writing) by personal delivery, facsimile or registered mail. It shall be deemed as served on the date of receipt recorded on the receipt of the registered mail if posted by registered mail; it shall be deemed as served on the date of transmission if delivered in person or transmitted by facsimile. If it is transmitted by facsimile, the original shall be sent to the following addresses by registered mail or personal delivery.

Pledgee: Xincheng (Shanghai) Information Technology Co., Ltd.

Address:    6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Phone:     ***********

E-mail:    ***********

Recipient:    Lisa

Pledgor: Shanghai Guangcheng Information Technology Center (Limited Partnership)

Address:

Fax:

Phone:

Recipient:

Pledgor: Shanghai Yuji Information Technology Center

Address:

Fax:

Phone:

Recipient:

Pledgor: Shanghai Yuqiang Information Technology Center

Address:

Fax:

Phone:

Recipient:

Pledgor: Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Address: 2015-633, Cyberport Building, No. 258 Gaoxin Street, High-tech Industrial Development Zone (Xinshi District), Urumqi, Xinjiang

Fax:

Phone:

Recipient:

Pledgor: Two shareholders, namely Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Address: Room 124, No. 7 Office Building, Business Center, Meishan Avenue, Beilun District, Ningbo

Fax:

Phone:

Recipient:

Company: Guangcheng (Shanghai) Information Technology Co., Ltd.

Address: 6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Fax:    ***********

Phone: ***********

Recipient: Lisa

Article 12 Miscellaneous

12.1

The Parties agree that the Agreement, upon execution, shall supersede the Equity Pledge Agreement (hereinafter collectively referred to as the “Original Agreements”) entered into among the Company, the Pledgee, Shanghai Guangcheng Information Technology Center (Limited Partnership), Shanghai Yuji Information Technology Center, Shanghai Yuqiang Information Technology Center, Rong CHEN, Xinjiang Xinrong Zhihui Equity Investment Co., Ltd., Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership) on 7 September 2017 immediately. The Pledgee further acknowledges that it will not require continued performance of the Original Agreements or claim any rights under the Original Agreements. The Parties shall go through the formalities to register the Equity Pledge at the administration for industry and commerce according to the the requirements hereunder.

12.2

The Pledgors and the Company agree that the Pledgee may, upon notice to the Pledgors and the Company, transfer its rights and/or obligations hereunder to any third party; and that without prior written consent of the Pledgee, neither the Pledgors nor the Company may transfer their respective rights, obligations or liabilities hereunder to any third party. Successors or permitted assignees (if any) of the Pledgors and the Company shall continue to perform the obligations of the Pledgors and the Company under the Agreement.

12.3

The Agreement is written in Chinese and executed in counterparts, with one (1) to be retained by each Party hereto, one (1) to be used for registration of the pledge with the relevant administration for industry and commerce, and the rest to be used for relevant procedures. All counterparts shall have the same legal effect.

12.4	The conclusion, effectiveness, performance, revision, interpretation and termination of the Agreement shall be governed by the PRC Law.

12.5

Any dispute arising out of and in connection with the Agreement shall be resolved through negotiation among the Parties. In case the Parties fail to reach an agreement within thirty (30) days after the dispute arises, such dispute shall be submitted to Shanghai Arbitration Commission for arbitration in Shanghai in accordance with such Commission’s arbitration rules in effect at the time. The language used in arbitration shall be Chinese and the arbitration award shall be final and equally binding on the Parties hereto.

12.6

None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of the Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

12.7

No failure or delay by any Party in exercising any rights, powers and remedies available to it hereunder or at law (“Such Rights”) shall result in a waiver of Such Rights, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other Such Rights.

12.8	The Annexes set forth in this contract is an integral part of it and shall have the same legal effect as the provisions of the main body of it.

12.9	The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

12.10

Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.11	Any amendments or supplements to the Agreement shall be made in writing and take effect only when properly signed by the Parties to the Agreement.

12.12	The Agreement shall be binding on the legal successors of the Parties.

[The remainder of this page is intentionally left blank]

[Signature Page of Equity Pledge Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the Parties on the first above written date and place hereof.

Xincheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Xincheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Lijun ZHOU
Name:	Lijun ZHOU
Title:	General Manager

Guangcheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Guangcheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Di CHEN
Name:	Di CHEN
Title:	General Manager

Shanghai Guangcheng Information Technology Center (Limited Partnership)

(Seal)

/s/ Seal of Shanghai Guangcheng Information Technology Center (Limited Partnership)

Signature:	/s/ Yan JIANG
Name:	Yan JIANG
Title:	Authorized Signatory

[Signature Page of Equity Pledge Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the Parties on the first above written date and place hereof.

Shanghai Yuji Information Technology Center

(Seal)

/s/ Seal of Shanghai Yuji Information Technology Center

Signature:	/s/ Chong LI
Name:	Chong LI
Title:	Authorized Signatory

[Signature Page of Equity Pledge Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the Parties on the first above written date and place hereof.

Shanghai Yuqiang Information Technology Center

(Seal)

/s/ Seal of Shanghai Yuqiang Information Technology Center

Signature:	/s/ Su ZHANG
Name:	Su ZHANG
Title:	Authorized Signatory

[Signature Page of Equity Pledge Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the Parties on the first above written date and place hereof.

Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

[Signature Page of Equity Pledge Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the Parties on the first above written date and place hereof.

Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

(Seal)

/s/ Seal of Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Signature:	/s/ Yanan ZHENG
Name:	Yanan ZHENG
Title:	General Manager

Annex I:

Company’s General Information

Company name: Guangcheng (Shanghai) Information Technology Co., Ltd.

Ownership structure:

Names of shareholders	Contribution in the Company’s Registered Capital (RMB)	Shareholding percentage
Shanghai Guangcheng Information Technology Center (Limited Partnership)	37,584,848	81.471%
Shanghai Yuji Information Technology Center	4,588,681	9.947%
Shanghai Yuqiang Information Technology Center	1,843,336	3.996%
Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.	1,654,500	3.586%
Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)	312,514	0.677%
Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)	148,816	0.323%

Total	46,132,695	100.000%